UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

Premier Air Charter Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56312	99-0385465
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Registrant’s telephone number, including area code 858-239-0788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2026, the Board of Directors (the “Board”) of Premier Air Charter Holdings Inc. (the “Company”) appointed Gregory Johnson as an independent director of the Company, effective immediately. Mr. Johnson will serve on the Board until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Johnson is a seasoned private aviation and fintech executive with more than 20 years of experience building, scaling, and exiting aviation-technology platforms. He is the Founder and Chief Executive Officer of Tuvoli (since October 2019), a fintech-enabled payments and marketplace infrastructure platform for the private air charter industry. Prior roles include Chief Technology Officer of Flexjet (2017–2020), Principal of Business Aviation Technology (2010–2017), Chief Operating Officer of FlightCar (2013–2015), and Founder, President and CEO of OneSky Jets (2003–2010), which achieved triple-digit revenue growth and was merged into Sentient Jet. Mr. Johnson also serves on the Advisory Board of Embry-Riddle Aeronautical University’s Center for Entrepreneurship. He brings deep expertise in aviation fintech, payments infrastructure, intelligent pricing systems, regulatory navigation, and marketplace technology directly relevant to the Company’s air charter operations.

Mr. Johnson qualifies as an “independent” director under applicable SEC rules and, for reference, Nasdaq Listing Rules. There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Johnson that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an Independent Director Engagement Agreement dated February 19, 2026 (the “Engagement Agreement”), pursuant to which Mr. Johnson will receive (i) an annual grant of nonstatutory stock options to purchase 150,000 shares of the Company’s common stock under the Company’s 2025 Omnibus Equity Incentive Plan, vesting in full after twelve (12) months of continuous service (with the initial grant having been made on or about February 19, 2026 at an exercise price of $0.063 per share), and (ii) reimbursement of reasonable documented out-of-pocket expenses incurred in connection with Board service. The Engagement Agreement and the related Nonstatutory Stock Option Agreement dated February 19, 2026 are filed as Exhibits 10.1 and 10.2 hereto, respectively. No other compensation, benefits, or perquisites are provided under the Engagement Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Independent Director Engagement Agreement
10.2	Form of Nonstatutory Stock Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Air Charter Holdings Inc.

Date: February 25, 2026	By:	/s/ Sandra J. DiCocco Bonar
	Name:	Sandra J. DiCocco Bonar
	Title:	Chief Executive Officer

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